EXECUTION VERSION

AMENDED AND RESTATED CONSULTING AGREEMENT
This Amended and Restated Consulting Agreement (this “Agreement”) is entered into this 12th day of March 2019 by and between Trecora Resources (“Trecora”), a Delaware corporation, and Nicholas N. Carter (“Carter”), a Texas resident. Trecora and Carter are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”
RECITALS
A.    The Parties entered into that certain Amended and Restated Consulting Agreement dated December 14, 2019 (the “Prior Agreement”) pursuant to which Carter agreed to provide certain consulting services to Trecora.
B.    The Parties now desire to amend and restate the terms of the Prior Agreement in its entirety with this Agreement.
AGREEMENT
NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants, conditions and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
1.    Carter’s Services. Trecora retains Carter, as an independent contractor, to provide certain consulting services related to Trecora’s investment in Al Masane Al Kobra Mining Company (AMAK) and other areas as may be mutually agreed upon (“Consulting Services”). The Parties acknowledge that Carter is a member of Trecora’s Board of Directors (the “Board”). Carter’s status as a member of the Board is not addressed under the terms of this Agreement, and this Agreement has no effect on Carter’s status as a member of the Board.
2.    Consideration. In consideration for the Consulting Services to be performed by Carter under this Agreement, Trecora agrees to pay to Carter a monthly fee of $9,050.00 in return for Carter’s provision of up to 40 hours of Consulting Services per month; provided that $1,800 of such monthly fee will be pro rated for partial months. In addition, Trecora agrees to pay Carter $156.00 for each hour of Consulting Services in excess of 40 hours per month.
Trecora will reimburse Carter for all reasonable expenses incurred by Carter in performing the Consulting Services provided, however, that any travel related expenses must be approved in advance by the President of Trecora. Carter shall submit written documentation and receipts to Trecora on a monthly basis, itemizing the charges and dates on which expenses were incurred.
Carter will submit a written invoice to Trecora on a monthly basis for his provision of the Consulting Services. Trecora shall pay Carter the amounts due pursuant to this Agreement within 30 days after the invoice is received by Trecora. In the event Trecora disputes any portion of an invoice, Trecora shall submit payment for any undisputed balance due pending resolution of any disputed amounts.
3.    Independent Contractor. Nothing herein shall be construed to create an employer employee relationship between Trecora and Carter. Carter is not an employee, servant, partner or agent of Trecora for any purpose whatsoever, and is not entitled to paid vacation days, sick days, holidays or any other benefits provided to Trecora employees, and is an independent contractor of the Company. The consideration set forth in Section 2 shall be the sole consideration due Carter for the Consulting Services rendered under this Agreement. Carter will not represent to be or hold himself out as an employee of Trecora.
4.     Term and Termination. The term of this Agreement will commence on the date on which Carter returns the company vehicle currently in his possession to Trecora, and will end on December 31, 2019, and may be extended by mutual agreement of the Parties. Either party may terminate this Agreement for any reason at any time during the term by written notice directed to the other party given 30 days in advance of the termination date.
5.     Method of Performing Services. Trecora understands and agrees that Carter shall render Consulting Services in whatever manner deemed appropriate by Carter. During the term of this Agreement, Carter agrees to perform the Consulting Services on a professional best-efforts basis, in accordance with all applicable laws and regulations and in accordance with the highest applicable industry standards.
(a) Trecora shall not control or direct, nor shall Trecora have any right to control or direct, the result of or the details, methods, manner or means by which Carter performs his business or Consulting Services, except that Carter shall coordinate Consulting Services with Trecora, shall provide Consulting Services in accordance with generally accepted industry standards and in compliance with all international, federal, state, and local laws.
(b) Carter has and will at all times retain the exclusive right to control and direct the method, details, and means of performing the Consulting Services. Trecora shall not specify the amount of time required to perform individual aspects of the Consulting Services. Carter’s services are not exclusive to Trecora, and Carter may render services for other business entities.
(c) Any and all personnel hired by Carter, as subcontractors, contractors, employees, consultants, agents or otherwise (collectively “Independent Staff”) shall be the responsibility of Carter. Carter will inform all Independent Staff in writing at the time that such Independent Staff are hired by Carter, that such Independent Staff are not employees of Trecora and that Trecora has no present or future obligation to employ such Independent Staff or provide such Independent Staff with any compensation or employment benefits. Carter will be solely responsible for the acts of such Independent Staff, and the Independent Staff will conduct their activities at Carter’s risk, expense and supervision. Carter warrants and covenants that the Independent Staff shall be subject to all of the obligations applicable to Carter pursuant to this Agreement and that each member of the Independent Staff shall agree to such terms in writing.
(d) Carter agrees to conduct business and supervise his Independent Staff so as to maintain and to increase the goodwill and reputation of Trecora, and Carter agrees to act in an ethical manner and to conform to and abide by all applicable laws, rules, and regulations. Carter agrees to indemnify and hold Trecora harmless from any claims, lawsuits, allegations, or liability, including costs of court and attorney fees, arising out of Carter’s failure to comply with any applicable international, federal, state or local law, regulation, or statute.
6.    Inability to Bind the Company. Neither Carter nor any of his Independent Staff shall, under any circumstances, have any authority to act for or to bind Trecora or enter into any agreements, written or otherwise, on behalf of Trecora, or to sign the name of Trecora or to otherwise represent that Trecora is in any way responsible for his acts or omissions.
7.    Taxes. The Parties agree that Trecora will not withhold, deduct, or pay income tax, social security or other taxes or amounts for Carter’s benefit or for the benefit of his Independent Staff. Carter is solely responsible for and assumes full responsibility for (as applicable) the payment of FICA, FUTA and income taxes and compliance with any other international, federal, state, or local law, rules and regulations. Carter is also solely responsible for and assumes full responsibility for filing all tax returns, tax declarations and tax schedules, and for the payment of all taxes as required by law, including without limitation, local, state and federal income taxes, Social Security taxes, Medicare taxes, unemployment compensation taxes and any other international, federal, state, or local taxes, fees or withholdings due for him. Carter will be responsible for withholding, accruing and paying all income, social security and other taxes and amounts required by law for all payments to Independent Staff, if any, as well as all statutory insurance and other benefits required by law for Carter and the Independent Staff and all other benefits promised to the Independent Staff by Carter, if any. Carter agrees to indemnify and hold harmless Trecora from any claims, lawsuits, allegations, or liability, including costs of court and attorney fees, arising out of Carter’s failure to pay or withhold any taxes or other required withholdings for Carter or his Independent Staff.
8.    Returning the Company’s Property. Carter agrees that, on termination of this Agreement, Carter shall return to Trecora all Confidential Information (as set forth in Section 10) and will deliver to Trecora (and will not keep in his or their possession, recreate or deliver to anyone else) any and all Trecora property including devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items developed during the performance of Consulting Services for Trecora or otherwise belonging to Trecora.
9.    Intellectual Property. Carter agrees that all inventions, patents, formulas, processes, designs, diagrams, drawings, flow charts, programs, methods, apparatus, software, firmware, circuitry, ideas, improvements, discoveries, systems, techniques, devices, models, prototypes, copyrightable works, mask works, trademarks, service marks, trade dress, software programs, hardware improvements, business slogans, written materials, and other things of value conceived, reduced to practice, made or learned by Carter, either alone or with others, while performing Consulting Services for Trecora under this Agreement that relate to Trecora’s business and/or the business of affiliates of Trecora using Trecora’s time, data, facilities and/or materials (hereinafter collectively referred to as the “Intellectual Property”) belong to and shall remain the sole and exclusive property of Trecora forever. Carter hereby assigns to Trecora all of Carter’s right, title, and interest to all such Intellectual Property.
Carter agrees, without additional compensation, to cooperate and do all lawful things requested by Trecora to protect Trecora ownership rights in all Intellectual Property. After termination of this Agreement, Trecora shall compensate Carter at a reasonable rate for the time actually spent by Carter in response to such requests. If Trecora is unable for any reason to secure Carter’s signature on any document needed, Carter hereby irrevocably designates Trecora and its duly authorized officers and agents as Carter’s agent to act for and on Carter’s behalf to do all lawfully permitted acts to further the purposes of this paragraph with the same legal force and effect as if executed by Carter.
The provisions of Section 9 shall survive any termination or expiration of this Agreement (for whatever cause or reason).
10.     Confidential Information.
10.1 Definition of Confidential Information. During Carter’s independent contractor relationship under this Agreement, Trecora shall provide to Carter confidential, proprietary, and trade secret information regarding Trecora, and/or affiliates of Trecora, that Carter has not previously had access to or knowledge of before the execution of this Agreement including, without limitation, Intellectual Property, technical information, business and marketing plans, strategies, financing, plans, business policies and practices of Trecora, and/or affiliates of Trecora, know-how, specialized training, mailing lists, client lists, potential client lists, pricing information, or other forms of information considered by Trecora to be confidential, proprietary, or in the nature of trade secrets (hereafter collectively referred to as “Confidential Information”) that Trecora and its affiliates desire to protect. In exchange for Trecora’s promises to provide Carter with Confidential Information, Carter shall not during the period of this Agreement or at any time thereafter, disclose to anyone, publish, or use for any purpose, any Confidential Information or Intellectual Property, except as properly required in the ordinary course of Trecora’s business or as directed and authorized by Trecora. Confidential Information does not include information that is (i) in the public domain or becomes part of the public domain through no fault of Carter or (ii) was known by Carter prior to Carter’s association with Trecora, as evidenced by written records existing at that time.
10.2 Nonuse/Nondisclosure of Confidential Information. Carter shall use his best efforts and diligence both during and after termination of this Agreement to protect the confidential, trade secret, or proprietary character of all Confidential Information and shall not, directly or indirectly, disclose or use for his own purposes or those of any other person, company, business entity, or other organization whatsoever, and agrees to hold in strictest confidence any Confidential Information relating to or belonging to Trecora or any information which has been given to Carter in confidence, except when given express permission to do so by Trecora. Carter will not disclose Trecora’s Confidential Information to any individual, corporation, partnership, limited liability company, association, trust, other entity, organization, or other third party (other than in conjunction with the performance of his duties as a contractor of Trecora) without the prior written consent of Trecora and shall not use or attempt to use any such information in any manner other than in connection with his performance of Consulting Services for Trecora under this Agreement, unless required by law to disclose such information, in which case Carter shall provide Trecora with written notice of such requirement as far in advance of such anticipated disclosure as possible. Further, Carter agrees that any disclosure of Confidential Information is to persons who are aware of and agree that the Confidential Information must be kept confidential and who agree in writing to abide by the provisions set forth in Section 10 of this Agreement.
10.3 Confidential Information of Third Parties. Carter represents and warrants to Trecora that: (a) Carter is not bound by any agreement, whether formal or informal, verbal or written, that would preclude Carter from entering into this Agreement with Trecora, (b) Carter will not use or disclose any confidential information, proprietary information, or trade secrets of any previous employer or other third party in the performance of his Consulting Services under this Agreement; and (c) Carter has not taken and will not take any confidential information, proprietary information, or trade secrets of any previous employer or other third party for use in the performance of his Consulting Services under this Agreement.
10.4    This Agreement does not supersede any prior or other confidentiality duties Carter owes to Trecora (whether under written agreements, Trecora policies, applicable law, or any other means), but is in addition thereto, and any such prior confidentiality duties continue unabated.
10.5    The provisions of Section 10 shall survive any termination or expiration of this Agreement (for whatever cause or reason).
11.    LIMITATION OF LIABILITY. NOTWITHSTANDING ANY PROVISION OF THIS AGREEMENT TO THE CONTRARY, NEITHER TRECORA, NOR CARTER NOR THEIR RESPECTIVE PARTNERS, OWNERS, OFFICERS, MANAGERS, GENERAL PARTNERS, AGENTS, EMPLOYEES, CONTRACTORS, SUBSIDIARIES OR AFFILIATES (OR THEIR RESPECTIVE PARTNERS, OWNERS, OFFICERS, MANAGERS, GENERAL PARTNERS, AGENTS, EMPLOYEES OR CONTRACTORS), SHALL BE LIABLE OR RESPONSIBLE TO THE OTHER PARTY OR TO ITS PARTNERS, OWNERS, SUBSIDIARIES, AFFILIATES, OFFICERS, MANAGERS, GENERAL PARTNERS, AGENTS, EMPLOYEES, CONTRACTORS OR TO ANY OF THEIR RESPECTIVE INSURERS, FOR ANY INCIDENTAL, INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES WHATSOEVER CONNECTED WITH OR RESULTING FROM PERFORMANCE OR NON-PERFORMANCE OF THIS AGREEMENT, OR ANYTHING DONE IN CONNECTION HEREWITH (OTHER THAN PAYMENTS EXPRESSLY REQUIRED AND PROPERLY DUE UNDER THIS AGREEMENT), IRRESPECTIVE OF WHETHER SUCH CLAIMS OR DAMAGES ARE BASED UPON BREACH OF WARRANTY, BREACH OF DUTY (INCLUDING WITHOUT LIMITATION NEGLIGENCE, WHETHER OF COMPANY, CONSULTANT OR OTHERS), STRICT LIABILITY, CONTRACT, OPERATION OF LAW OR OTHERWISE, AND REGARDLESS WHETHER SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE FOREGOING SHALL EXPRESSLY SURVIVE THE EXPIRATION OR EARLY TERMINATION OF THIS AGREEMENT.
12.    Insider Trading. Carter agrees that he is subject to Trecora’s Insider Trading Policy and other Trecora policies and procedures relating to insider trading, including restrictions on trading outside of designated window periods. The above is subject, of course, to the general prohibitions on trading if Carter is in possession of material non-public information.
13.    Notice. Any notice or communication permitted or required by this Agreement shall be deemed effective when personally delivered or deposited, postage prepaid, in the first class mail of the United States properly or sent via electronic means, addressed to the appropriate party at the address set forth below:
Notices to Carter:
Nicholas N. Carter
7760 Rosewood Drive
Lumberton, Texas 77657
Phone: (409) 782-2869
Email: carter1947@msn.com

Notices to Trecora:
Patrick Quarles
Chief Executive Officer
Trecora Resources
1650 Highway 6 South, Suite 190
Sugar Land, Texas 77478
Phone: (281) 980-5522
Email: pquarles@trecora.com

14.     General Provisions.
14.1 Entire Agreement and Amendments. This Agreement (including any attachments hereto) contains the entire agreement between the Parties with respect to the subject matter herein, and no oral statements or prior written matter not specifically incorporated herein shall be of any force and effect. No variation, modification or changes in the Agreement shall be binding on either Party unless set forth in a written document executed by all Parties or a duly authorized agent, officer or representative thereof.
14.2 Assignment. Nothing in this Agreement shall be construed to permit the assignment by Carter of any of his rights or obligations hereunder, and such assignment is expressly prohibited without the prior written consent of Trecora.
14.3 Governing Law, Severability. This Agreement shall be governed by the laws of the State of Texas and venue shall be within the courts of competent jurisdiction in Harris County, Texas. The invalidity or unenforceability of any provision of the Agreement shall not affect the validity or enforceability of any other provision.
14.4 Waiver. The waiver by either Party of a breach or violation of any provision of this Agreement shall not operate as or be construed to be a waiver of any subsequent breach hereof.
14.5 Drafting. The Parties acknowledge that each Party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting Party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto. It is agreed that all Parties have closely read this Agreement and that all requirements of conspicuousness are agreed satisfied or are waived.
[Signature Page to Follow]

WHEREFORE, the Parties have executed this Agreement as of the date first written above.
Trecora:
Trecora Resources
By: /s/ Patrick Quarles
Patrick Quarles
its Chief Executive Officer

Carter:
By: /s/ Nicholas N. Carter
Nicholas N. Carter